UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C.  20549
FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	November 29, 2012

CAMBREX CORPORATION
(Exact name of Registrant as specified in its charter)

DELAWARE	1-10638	22-2476135
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

ONE MEADOWLANDS PLAZA, EAST RUTHERFORD, NEW JERSEY	07073
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(201) 804-3000

Check the appropriate box if the Form 8K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(d) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CAMBREX CORPORATION
Form 8-K
Current Report

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 28, 2012, the Board of Directors of Cambrex Corporation appointed Shlomo Yanai as a new director of the Company and Non-Executive Vice Chairman of the Board for a term expiring on the date of the 2013 annual meeting.  The Board also appointed Mr. Yanai to serve on its Governance Committee.  Mr. Yanai’s appointment returns the size of the Board to nine members.

Mr. Yanai served from 2007 until mid-2012 as President and Chief Executive Officer of Teva Pharmaceutical Industries Ltd., during which time Teva increased revenues from $8.4 billion to approximately $20 billion.  From 2003 to 2006, Mr. Yanai was the President and Chief Executive Officer of Makhteshim Agan Industries, a leading global agro-chemicals company.  Mr. Yanai also served as a member of the Board of Directors of the Bank Leumi Le-Israel, Israel’s second largest bank, LycoRed Natural Products Industries and I.T.L. Optronics Ltd.  Until his retirement from the Israeli Army in 2001 at the rank of Major General, Mr. Yanai was the head of the Strategy Planning Branch of General Headquarters of the Israel Defense Forces.  Currently, Mr. Yanai is a member of the Board of Governors of Technion, the Israel Institute of Technology and the International Advisory Board, M.B.A. program of Ben-Gurion University.  He is also an honorary member of the Board of The Institute for Policy and Strategy of the Interdisciplinary Center (IDC), Herzliya.

Mr. Yanai will receive cash compensation for his service as Non-Executive Chairman of the Board in the amount of $170,000 per year, payable quarterly, which will be pro-rated from the date he becomes a director through the 2013 annual meeting.  In addition, pursuant to the Company’s Directors’ Equity Program, Mr. Yanai was granted 1,695 restricted stock units on the date of his appointment, which will vest six months from the date of grant.  The restricted stock units were granted under the Company’s 2012 Equity Incentive Plan for Non-Employee Directors, which, together with the Company’s Directors’ Equity Program, is described in the Company’s Proxy Statement filed with the Securities and Exchange Commission on March 16, 2012.  Mr. Yanai will not receive separate Board and Committee meeting fees.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

(99.1)	Press release issued by Cambrex Corporation dated November 29, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf by the undersigned hereunto duly authorized.

CAMBREX CORPORATION

Date:	November 29, 2012	By:	/s/ William M. Haskel
		Name:	William M. Haskel
		Title:	Senior Vice President

Exhibit 99.1	Press release dated November 29, 2012.